Exhibit 10.10

LEASE
BMC PROPERTIES, LLC
(as Landlord)
And
BRICKELL BIOTECH, INC.
(as Tenant)

LEASE
THIS LEASE is made the 4th day of August, 2016, by and between BMC PROPERTIES, LLC, a Colorado limited liability company (“Landlord”) and BRICKELL BIOTECH, INC., a Delaware corporation (“Tenant”).
W I T N E S S E T H :
1.DEFINITIONS
In addition to other terms, which are defined elsewhere in this Lease, the terms defined in the following subparagraphs of this Paragraph 1 shall have the meanings set forth in such subparagraph whenever used in this Lease with the first letter of each word capitalized.
a.    “Additional Rent” shall mean Tenant’s Pro Rata Share of Operating Expenses and such other charges as are required to be paid by Tenant to Landlord.
b.    “Base Rent” or “Basic Rental” shall have the meaning as set forth in Paragraph 4 hereof.
c.    “Brokers” shall mean The Colorado Group, Inc. & Chrisman Commercial, LLC for Landlord and WWR Real Estate Services, LLC for Tenant.
d.    “Building” shall mean that certain building and other improvements located at 5777 Central Avenue, Boulder, Colorado 80301, and the real property upon which such building and improvements is located.
e.    “Commencement Date” shall mean the date the Lease commences pursuant to Paragraph 3.
f.    “Common Areas” shall mean those portions of the Property, which are made available to tenants of the Building, their employees, agents and invitees, on a non-exclusive basis for general use in common, including landscaped areas, sidewalks, lobby, common hallways, restrooms and showers. Landlord shall have the right from time-to-time to change the location or character of and to make alterations or additions to the Common Areas, and to repair and reconstruct the Common Areas.
g.    “Consumer Price Index” Intentionally Deleted.
h.    The following exhibits, riders and/or addenda are attached to this Lease and expressly incorporated herein by this reference:
Exhibit A    Depiction of the Permanent Premises & Space Plan
Exhibit B    Rules and Regulations

i.    “Landlord’s Notice Address” shall mean c/o Chrisman Commercial, LLC, 864 W. South Boulder Road, Suite 200, Louisville, Colorado 80027, Attn: Steven Chrisman, or such other address as Landlord may from time-to-time designate.
j.    “Lease Year” shall mean each twelve month period during the Primary Lease Term or extension thereof.
k.    “Operating Expenses” shall mean all costs and expenses of every kind and nature paid or incurred by Landlord in the operation, management, repair, maintenance and administration of the Building as set forth in Paragraph 6 below.
l.    “Parking Spaces” shall mean ten (10) unassigned and uncovered parking spaces in areas on the Property, which Landlord designates from time-to-time for parking by tenants in the Building.
m.    “Premises” shall mean both the Temporary Premises and the Permanent Premises. “Temporary Premises” shall mean Suite 110 in the Building, which is comprised of approximately 2,477 rentable square feet and “Permanent Premises” shall mean Suite 102 in the Building, which is comprised of approximately 3,038 rentable square feet as depicted on Exhibit A attached hereto.
n.    “Primary Lease Term.” Subject to adjustment as set forth in Paragraph 3b below, the term of the Lease shall commence at 12:01 a.m. on the 1st day of October, 2016 and shall terminate at 12:00 midnight on the 30th day of September, 2021, unless modified pursuant to Paragraph 3b, a term of five (5) years.
o.    “Prime Rate” shall mean the rate quoted from time-to-time in the Money Rates section of The Wall Street Journal that leading banks are charging to their most credit-worthy customers.
p.    “Property” shall mean that certain real property on which the Building is situated, located in Boulder, Colorado more particularly described as Lot 3, Flatirons Industrial Park Filing No. 4 Replat, County of Boulder, State of Colorado.
q.    “Rent” shall mean Base Rent together with all other monetary obligations (or other obligations which are capable of being reduced to a monetary sum) under this Lease.
r.    “Rentable Area” shall mean 58,875 square feet which is all rentable space available for lease in the Building. If there is a significant change in the aggregate Rentable Area as a result of an addition to the Building, partial destruction thereof, modification to the design of the Building, or similar cause which causes a reduction or increase thereto on a permanent basis, Landlord shall make such adjustment in the computations as shall be necessary to provide for any such change. Tenant agrees that the Rentable Area may be recalculated in the event that the Building and/or the Premises is re-measured. Notwithstanding such re-measurement, Tenant’s Pro Rata Share and Base Rent shall not be increased or decreased during the Primary Lease Term.

s.    “Reserve Amount” shall mean a reserve for the replacement of heating, ventilating and air-conditioning unit(s), replacement of the roof, and parking lot in the amount of THIRTY THOUSAND AND NO/100’s Dollars ($30,000.00) for the Building. The Reserve Amount does not include the replacement of any make-up air unit(s) or any dedicated air-conditioning unit(s).
t.    “Security Deposit” shall mean the sum of SIX THOUSAND FIVE HUNDRED NINETY AND 43/100’s Dollars ($6,590.43).
u.    “Tenant’s Notice Address” shall mean the Premises.
v.    “Tenant’s Permitted Use” shall mean “technical office” pursuant to the Boulder Revised Code.
w.    “Tenant’s Pro Rata Share” with respect to the Temporary Premises shall mean 4.4287% and with respect to the Permanent Premises shall mean 5.4317%. This percentage is calculated by dividing the Premises square footage by 95% of the Rentable Area. In the event Tenant at any time during the Primary Lease Term, or any extensions thereof, leases additional space in the Building, Tenant’s Pro Rata Share shall be recomputed by dividing the total rentable square footage of the Premises then being leased by Tenant (including any additional space) by 95% of the Rentable Area and the resulting percentage shall become Tenant’s Pro Rata Share.
2.    PREMISES. In consideration of the payment of Rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant the Premises, together with a nonexclusive right, subject to the provisions hereof, to use all appurtenances thereto, including the Common Areas.
3.    COMPLETION OF THE PERMANENT PREMISES AND POSSESSION.
a.    Landlord, at its sole cost and expense, except as noted on the Space Plan, will finish the Permanent Premises in accordance with that specific space plan attached hereto as Exhibit A (the “Space Plan”). Other than as set forth on the Space Plan, Landlord shall have no obligations for the completion or remodeling of the Premises, and Tenant shall accept the Premises in their “as is” condition on the date the Primary Lease Term commences, Notwithstanding the foregoing, Landlord shall, at its sole cost and expense, repair any construction defects related to the Space Plan work so long as Tenant provides notice of such defects no later than twelve (12) months after the Commencement Date (the “Warranty Work”). Tenant shall be responsible for any additional costs associated with changes to the Space Plan requested by Tenant. At Landlord’s option, Tenant shall have the right, to amortize such additional costs over the term of the Lease at 10% per annum, and paid by Tenant as additional Base Rent. If the Permanent Premises are not “Ready for Occupancy,” as hereafter defined, on the date the Primary Lease Term is to begin, Tenant’s obligation to pay the Base Rent, its Pro Rata Share of Operating Expenses, and other sums owing hereunder shall not commence until the Permanent Premises are Ready for Occupancy, provided, however, from the effective date hereof, other than the payment of Rent, this Lease, and all of the covenants, conditions, and agreements herein contained shall be in full force and effect. The postponement of Tenant’s obligation to pay Rent and other sums herein provided to be paid by Tenant for such period prior to the delivery of the Permanent Premises to Tenant, Ready for

Occupancy, as hereinafter defined, shall be in full settlement of all claims which Tenant might otherwise have by reason of the Permanent Premises not being Ready for Occupancy on the date the Primary Lease Term is scheduled to begin. However, if Tenant takes possession of all or any part of the Permanent Premises prior to the date the Permanent Premises are Ready for Occupancy for the purpose of conducting its usual business therein, all terms and provisions of this Lease shall apply, including the obligations for the payment of all Rent, and other amounts owing hereunder. “Ready for Occupancy” as used herein shall mean the date upon which the last of the following occurs: (a) Landlord has substantially completed the Permanent Premises or any remodeling work therein to be performed by Landlord, to the extent agreed to in the Space Plan; (b) Landlord’s architect (or other representative of Landlord) in charge of supervising the completion or remodeling of the Permanent Premises shall have certified that the work has been completed in substantial compliance with the Space Plan; and (c) the City of Boulder has completed its final inspection with respect to the work subject to the Space Plan. If the Permanent Premises is not Ready for Occupancy as of five (5) months after execution of this Lease (except for, and to the extent of, delays caused by unforeseen acts of God, war, riots, fire, hurricanes, tornados, machinery breakdowns, industry-wide labor disputes, material shortages, lockouts, failure by the City of Boulder to timely process permits or any other cause not within reasonable control of Landlord), Tenant at Tenant’s sole discretion may elect to terminate the lease and have no further obligation, provided however, any changes to the Space Plan requested by Tenant shall extend the time for completion by the amount of time required to complete said changes. Upon reasonable prior coordination with Landlord (and any contractors in the Permanent Premises), Tenant will be allowed to install phone/data wiring, furniture, fixtures and equipment prior to the date the Permanent Premises are Ready for Occupancy, provided, however, installation of the phone/data wiring, furniture, fixtures and equipment shall not interfere with Landlord’s timely completion of the Permanent Premises.
b.    If the commencement of the Primary Lease Term is delayed pursuant to Paragraph 3a above, and such commencement occurs on a day other than the first day of the month, the Commencement Date of the Primary Lease Term shall be further delayed until the first day of the following month and Tenant shall pay proportionate Rent at the same monthly rate set forth herein (also in advance) for such partial month. In the event said Commencement Date is so delayed, the expiration of the term hereof shall be extended so that the Primary Lease Term will continue for the full period set forth in Paragraph 1 hereof. As soon as the Primary Lease Term commences, Landlord and Tenant shall execute an addendum to this Lease, if requested by either party, setting forth the exact date on which the Primary Lease Term commenced and the expiration date of the Primary Lease Term.
4.    RENT. Tenant agrees to pay to Landlord as Base Rent, without prior notice or demand, the following amounts:
Schedule of Base Rent (Permanent Premises):

Month(s)	Monthly Base Rent	Annual Base Rent
October 2016-September 2017	$4,430.42	$53,165.04
October 2017-September 2018	$4,585.48	$55,025.76
October 2018-September 2019	$4,745.97	$56,951.64
October 2019-September 2020	$4,912.08	$58,944.96
October 2020-September 2021	$5,084.00	$61,008.00
Total Base Rent (Permanent Premises):		$285,095.40

Base Rent for the Temporary Premises shall equal $16.50 per rentable square foot, for a monthly Base Rent payment of $3,405.88.
Tenant shall begin to pay the Base Rent on the date the Primary Lease Term commences and thereafter on the first day of each month during the term hereof. Except as provided herein, all Rents shall be paid in advance, without notice, set off, abatement, counterclaim, deduction or diminution, at The Colorado Group, 3434 47`11 Street, Suite 220, Boulder, Colorado 80301, Attn: Susan Chrisman, or at such place as Landlord, from time-to-time, designates in writing. Tenant shall pay its first installment of Base Rent to Landlord simultaneously with its execution of this Lease. In addition, Tenant shall pay to Landlord Tenant’s Pro Rata Share of Operating Expenses as provided herein and such other charges as are required by the terms of this Lease to be paid by Tenant which shall be referred to herein as “Additional Rent.” Landlord shall have the same rights as to the Additional Rent as it has in the payment of Base Rent. At no time shall Tenant’s Rent obligation be less than the Base Rent amount set forth above.
5.    SECURITY DEPOSIT. Simultaneously with its execution of this Lease, Tenant shall deposit with Landlord the Security Deposit set forth in Paragraph It above, which shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Security Deposit is so used or applied, Tenant shall within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be an Event of Default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days after the expiration of the Primary Lease Term or any extension period thereof.
6.    OPERATING EXPENSES.

a.    Operating Expenses means all reasonable and necessary costs and expenses of every kind and nature, other than those expressly excluded below, paid or incurred by Landlord in operating, managing, repairing, maintaining and administering the Building including, without limitation:
(1)    The cost of all insurance required to be kept by Landlord pursuant to this Lease or by any lender with respect to the Property, and any other insurance customarily procured for other commercial buildings in the same geographical area as the Building or which. Landlord may reasonably elect to obtain with respect to the operation or ownership of the Property and the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Property.
(2)    The cost of general repairs, maintenance and replacements, excluding capital expenditures, made from time-to-time by Landlord to the Property, including costs under mechanical or other maintenance contracts and repairs and replacements of equipment used in connection with such maintenance and repair work.
(3)    The cost of pest control, security services, window cleaning, janitorial and snow and ice removal services.
(4)    The cost of maintaining and repairing common areas, maintaining and repairing landscaping, and of maintaining and operating fire detection, fire prevention, lighting and communications systems.
(5)    The cost of all utilities (including, without limitation, water, sewer, gas and electricity) used or consumed.
(6)    Remuneration (including wages, usual expense accounts and fringe benefits, costs to Landlord of workmen’s compensation and disability insurance and payroll taxes) and fees of persons and companies to the extent directly engaged in operating, repairing, maintaining, or administering the Property.
(7)    The cost of professional property management fees (6% of Basic Rental for the Property) and costs incurred by Landlord or its agents in engaging accountants or other consultants to assist in making the computations required hereunder.
(8)    The cost of capital improvements and structural repairs and replacements made in, on or to the Property that are [a] made in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Property; [b] designed primarily or intended to reduce Operating Expenses or the rate of increase in Operating Expense; or [c] incurred for redecoration, renovation or replacement of floor coverings of Common Areas. The items set forth above in [a] through [c] above shall hereafter be collectively referred to as the “Capital Improvements.” The cost of such Capital Improvements shall be charged by Landlord to Operating Expense in equal annual installments over the useful life of such Capital Improvement

(as reasonably determined by Landlord) together with interest on the balance of the unreimbursed cost at 4% above the Prime Rate.
(9)    All real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building as a result of the use, ownership or operation of the Building or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlords only property and, provided further, that in no event shall the term “taxes or assessments,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations. The term “assessment” shall include so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building, or the Property or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. Tenant shall not be responsible to pay any fines, late charges or penalties assessed against Landlord as a result of Landlord’s failure to timely pay such taxes and assessments.
(10)    Other costs and expenses, including supplies, not otherwise expressly excluded hereunder attributable to the operation, management, repair, maintenance and administration of the Property.
(11)    The Reserve Amount.
b.    Operating Expenses shall not, however, include the following:
(1)    Any charge for depreciation of the Building and any principal, interest or other finance charge.
(2)    The cost of any work, including painting, decorating and work in the nature of tenant finish, which Landlord performs for any tenant in the Building.
(3)    The cost of repairs, replacements or other work occasioned by insured casualty or defects in construction or equipment to the extent such cost is reimbursed to Landlord (or not charged to Landlord) by reason of collected insurance proceeds (using Landlord’s good faith efforts to collect such proceeds) or any contractors’, manufacturers’ or suppliers’ warranties.
(4)    Expenditures required to be capitalized for federal income tax purposes (except as expressly authorized above).

(5)    Leasing commissions, advertising expenses and other costs incurred in leasing space in the Building except as otherwise expressly provided in this Lease.
(6)    The cost of repairing or rebuilding necessitated by condemnation.
(7)    The cost of any damage to the Property or any settlement, payment or judgment incurred by Landlord, resulting from Landlord’s tortious act, neglect or breach of this Lease that is not covered by insurance proceeds.
(8)    Costs (including, without limitation, attorneys fees) incurred by Landlord in attempting to collect Rent or evict tenants from the Building.
(9)    Costs, including, without limitation, any penalties, fines and legal expenses incurred by Landlord or any other tenant in the Building as a result of a violation of any federal, state or local law, code or regulation.
c.    Costs for repairs and maintenance of HVAC equipment for the Premises shall be charged to Tenant by Landlord as costs are incurred by Landlord and shall be paid by Tenant concurrently with Tenant’s payment of Rent after Landlord receives an invoice for such repairs and maintenance. Repairs and maintenance shall include, but not limited to, the replacement of compressors and motors. Landlord shall use reasonable efforts to allocate such HVAC maintenance charges equitably among the tenants whose Premises are served by such equipment.
d.    On the date the Primary Lease Term commences and continuing each month thereafter during the Primary Lease Term (and any extension thereof) Tenant shall pay to Landlord, at the same time as the Base Rent is paid, an amount equal to one-twelfth (1/12) of Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses for the particular calendar year, with a final adjustment to be made between the parties at a later date for said calendar year in accordance with the procedures set forth herein.
(1)    As soon as practicable following the end of each calendar year during the Primary Lease Term, or any extension thereof, Landlord shall submit to Tenant a statement prepared by a representative of Landlord setting forth the exact amount of Tenant’s Pro Rata Share of the Operating Expenses for the calendar year just completed. Beginning with each subsequent calendar year, it shall also set forth the estimated amount of Tenant’s Pro Rata Share of Operating Expenses for the new calendar year. In no event will the Rent to be paid by Tenant hereunder ever be less than the Base Rent set forth in Paragraph 1 above.
(2)    To the extent that Tenant’s Pro Rata Share of Operating Expenses for the period covered by such statement is different from the estimated amount upon which Tenant paid during the calendar year just completed, Tenant shall pay to Landlord the difference within twenty (20) days following receipt by Tenant of such statement from Landlord or receive a credit on the next months’ rental owing hereunder, as the case may be. Upon request, Landlord shall make available to Tenant for its review or audit, Landlord’s records of estimated or actual Operating Expenses. Until Tenant receives such statement, Tenant’s monthly Rent for the new calendar year shall continue to be paid at the rate paid for the calendar year just completed, but Tenant shall commence payment to Landlord of the monthly installments of Rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. Moreover, Tenant shall pay to Landlord or deduct from the Rent, as the case may be, on the date required for the first payment of Rent, as adjusted, the difference, if any, between the monthly installments of Rent so adjusted for the new calendar year and the monthly installments of Rent actually paid during the new calendar year.
(3)    If, during any particular calendar year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its estimated rental payments so that such estimate furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such estimate by notifying Tenant and there shall be such adjustments made in the monthly rental on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly Rent then being paid by Tenant for the balance of the calendar year as well as an appropriate adjustment in cash based upon the amount theretofore paid by Tenant during such particular calendar year pursuant to the prior estimate (but in no event shall any such decrease result in a reduction of the Base Rent).
e.    Landlord’s and Tenant’s responsibilities with respect to the Operating Expense adjustment described herein shall survive the expiration or early termination of this Lease, and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure such payment attributable to the year in which this Lease terminates.
f.    If Tenant shall dispute the amount of an adjustment submitted by Landlord or the proposed estimated increase or decrease on the basis of which Tenant’s Rent is to be adjusted as provided in Paragraphs 6d(2) or 6d(3) above, Tenant shall give Landlord written notice of such dispute within thirty (30) days after Landlord advises Tenant of such adjustment or proposed increase or decrease. If Tenant does not give Landlord such notice within such time, then Tenant shall be deemed to have waived its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own certified public accountants (“Tenant’s Accountants”) for the purpose of verifying the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. If Tenant’s Accountants determine that an error has been made, Landlord and Tenant’s Accountants shall use reasonable efforts to agree upon the matter, failing which the parties shall settle the dispute by arbitration or in such other manner as they agree. Notwithstanding the pendency of any dispute over any particular statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of Rent determined by Landlord until the adjustment has been determined to be incorrect as aforesaid. A delay by Landlord in submitting any statement contemplated herein for any calendar year shall not affect the provisions of this Paragraph 6 or constitute a waiver of Landlord’s rights as set forth herein for said calendar year or any subsequent calendar years during the Primary Lease Term and any extensions thereof.
g.    Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building provides for a separate basis of computation for any Operating Expenses with respect to its premises, then, to the extent that Landlord determines that an adjustment should be made in making the computations herein provided for, Landlord shall be permitted to modify the computation of Operating Expenses and Rentable Area for a particular calendar year, in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this Paragraph 6 as shall be reasonably necessary to achieve a fair and equitable allocation of the costs to the Tenant based upon Tenant’s usage of such services and the intention of the parties within this Paragraph 6.
h.    As of the date of this Lease, Landlord estimates that Operating Expenses shall equal approximately $8.53 per rentable square foot of the Premises on an annual basis, resulting in a monthly obligation of $1,761.15 for the Temporary Premises and $2,160.01 for the Permanent Premises. A cost breakdown of the 2016 estimated Operating Expenses is as follows:

Taxes	$168,000.00
Common Area Janitorial	$15,000.00
Security & Fire Monitoring	$8,400.00
Water & Sewer’	$14,000.00
Management Fee	$36,000.00
Snow Removal	$27,000.00
Gas & Electric	$84,000.00
Insurance	$10,000.00
Trash & Recycling	$6,800.00
Repairs & Maintenance	$58,000.00
Reserve for Replacements	$30,000.00
Landscaping	$20,000.00
Total	$477,200.00

7.    USE. Tenant shall use the Premises 24 hours a day, 7 days a week, 365 days a year for Tenant’s Permitted Use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will, in any way, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall comply with the Rules and Regulations for the Premises, as further described in Paragraph 18.
8.    COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises. The judgment against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall be responsible for compliance with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated regarding the Property and the improvements located thereon to the extent that the same are not dependent upon the specific use of the Premises.
9.    ALTERATIONS AND ADDITIONS. Tenant shall not make or suffer to be made any alterations, additions or improvements (collectively, “Alterations”) to or of the Premises or any part thereof without the reasonable prior written consent of Landlord. Any Alterations to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall, on the expiration of the term, become a part of the realty and belong to Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at its sole cost and expense, and any contractor or person selected by Tenant to make the same, must first be reasonably approved of in writing by Landlord. Upon the expiration or earlier termination of the term hereof, Tenant shall, upon the written demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence, remove any Alterations which have been designated by Landlord to be removed, and repair any damage to the Premises caused by such removal.
10.    REPAIRS.
a.    Subject to Landlord’s obligations pursuant to Section 10(b) below, Tenant shall, at its sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of this Lease hereof, surrender the Premises to Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Except as specifically provided in Section 10(b) below or in an addendum, if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.
b.    Landlord shall repair and maintain the common areas, exterior of the Building, structural portions of the Building, including the roof, basic plumbing, air conditioning, heating, and electrical and sprinkler systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. The cost of all such repairs (except repairs of structural defects) shall be included in Operating Expenses, except as otherwise provided herein. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as specifically provided in Paragraph 21 below regarding reconstruction after a casualty, and so long as Tenant’s access to, and use and enjoyment of, the Premises shall not be unreasonably interfered with, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Except in the event of an emergency involving imminent threat to life or substantial property damage, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.
c.    Notwithstanding the foregoing, if Landlord fails to make any repairs or to perform any maintenance required of Landlord hereunder and within Landlord’s reasonable control, and such failure shall persist for an unreasonable time (not less than thirty (30) days) after written notice of the need for such repairs or maintenance is given to Landlord and unless Landlord has commenced such repairs or maintenance during such period and is diligently pursuing the same, Tenant may (but shall not be required to) following a second notice (which notice shall have a heading in at least 12-point type, bold and all caps “FAILURE TO RESPOND SHALL RESULT IN TENANT EXERCISING SELF-HELP RIGHTS”) and Landlord’s failure to commence repairs within five (5) days after receipt of such second notice, perform such repairs or maintenance in accordance with the provisions of this Lease governing Tenant’s repairs and Alterations and Tenant shall be entitled to offset all third party costs and expenses incurred by Tenant therefor against the subsequent monthly installment of Base Rent, provided Tenant delivers to Landlord appropriate invoices and back-up documentation regarding such costs and expenses.
11.    LIENS. Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord’s sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond or other security reasonably acceptable to Landlord in an amount equal to one and one-half (1-1/2) times any and all estimated cost of improvements, additions, or alterations in the Premises, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work.
12.    ASSIGNMENT AND SUBLETTING.
a.    Except as expressly provided below, Tenant shall not either voluntarily or by operation of law, assign or transfer this Lease or any portion or interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the prior written reasonable consent of Landlord. Tenant may not mortgage, pledge or encumber this Lease without Landlord’s prior written consent which may be withheld in Landlord’s sole and absolute discretion. The consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of Landlord, constitute an Event of Default under this Lease.
b.    Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation, partnership or other business entity that controls, is controlled by, or is under common control with Tenant, (ii) any corporation, partnership or other business entity resulting from a merger or consolidation with Tenant, or (iii) to any entity which acquires substantially all of Tenant’s assets or capital stock.
c.    Fifty percent (50%) of any Rent or other consideration realized by Tenant under any such assignment, subletting or occupancy in excess of the Basic Rental and other sums payable hereunder, after amortization of the reasonable and documented costs incurred by Tenant for leasing commissions and leasehold improvements in connection with such assignment, subletting or occupancy over the term of such assignment, subletting or occupancy, shall be paid to Landlord by Tenant. Landlord may charge a reasonable fee not to exceed $1,000 to pay for its expenses to review any proposed assignment, sublease, or encumbrance.
13.    HOLD HARMLESS.
a.    Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use of the Premises for the conduct of its business or from any activity, work, or other thing done or permitted by Tenant in or about the Property, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all and against all costs, reasonable attorneys’ fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord shall defend the same at Tenant’s expense. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than Landlord’s gross negligence or willful and wanton acts. Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the gross negligence or willful and wanton acts of Landlord, its agents, servants or employees. So long as Tenant’s access to, and use and enjoyment of, the Premises shall not be unreasonably interfered with, Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditament, loss of business by Tenant, nor shall Landlord be liable for any latent defects in the Premises or in the Building, except for the Warranty Work. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein.
b.    Landlord shall indemnify and hold harmless Tenant against and from any and all claims arising from Landlord’s activity, work, or other thing done, permitted or suffered by

Landlord in or about the Property, and shall further indemnify and hold harmless Tenant against and from any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, or arising from the negligence or willful or wanton acts of Landlord, or any officer, agent, or employee of Landlord, and from all and against all costs, reasonable attorneys’ fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant shall defend the same at Landlord’s expense.
14.    SUBROGATION. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss, damage or claim under any fire, extended coverage and other property insurance policies actually maintained by such party or required to be maintained by such party under the terms of this Lease. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.
15.    INSURANCE.
a.    Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of comprehensive general liability insurance with limits not less than $2,000,000, for each occurrence, with a $4,000,000 general aggregate, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, as their interests may appear. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry said insurance under a blanket policy, providing, however, said insurance by Tenant shall add the Landlord as an additional insured under the Comprehensive General Liability. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Tenant shall deliver to Landlord prior to occupancy of the Premises certificates evidencing the existence and amounts of such insurance. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days’ prior written notice to Landlord.
b.    Landlord shall obtain and maintain, on a full replacement cost basis, “Special Form” property insurance covering the improvements on the Property, including all of the Building (including the Premises, but excluding Tenant’s personal property, furniture, fixtures and equipment), as well as such loss of rents, business interruption, liability or any other insurance, as it reasonably deems appropriate, with such companies and on such terms and conditions as Landlord reasonably deems acceptable. The cost of such insurance shall be an Operating Expense.
16.    SERVICES AND UTILITIES. Landlord agrees to furnish to the
Premises during reasonable hours of generally recognized business days, electricity for normal lighting and fractional horsepower office machines and heat and air conditioning to keep the Premises in a condition consistent with other similar buildings in the Boulder area. If Tenant wishes to have air conditioning and heat to the Premises between the hours of 6:00 pm and 6:30 am Monday through Friday and the 48 hours of Saturday and Sunday, Tenant agrees to pay for the cost of the system as estimated by Control Service Center. Landlord shall also maintain and keep lighted the common stairs, common entries and toilet rooms in the Building of which the Premises are a part. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing, except as to Landlord’s gross negligence or willful and wanton acts. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning equipment in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof shall be paid by Tenant to Landlord within ten (10) days after demand by Landlord.
Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines, and machines using in excess of 120 volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Tenant shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the reasonable prior written consent of Landlord. Landlord may cause a water meter or electrical current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed as shown by said meters at the rates charged for such services by the local public utility furnishing the same, plus an additional expense as reasonably determined by Landlord incurred in keeping account of the water and electric current so consumed. [f a separate meter is not installed, such excess cost for such water and electric current will be established by an estimate made by a utility company or electrical engineer.
17.    PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; except that which has been paid for by Landlord, and is the standard of the Building. In the event any or all of Tenant’s equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after receipt by Tenant from Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property which statement shall include a copy of the tax bill.
18.    RULES AND REGULATIONS. The current Rules and Regulations for the Premises are attached hereto as Exhibit B and are incorporated herein by this reference. Tenant shall faithfully observe and comply with the Rules and Regulations that Landlord shall, from time-to-time, promulgate. Landlord reserves the right, from time-to-time, to make all reasonable additions and modifications to said Rules and Regulations, which shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said Rules and Regulations by any other tenants or occupants. Landlord will use commercially reasonable efforts to apply and enforce the Rules and Regulations in a nondiscriminatory manner. In the event of a conflict between the terms of the Rules and Regulations and the terms of the Lease, the terms of this Lease shall control.
19.    HOLDING OVER. Tenant shall have no right to hold over after the term without the express prior written consent of Landlord which may be withheld in Landlord’s sole and absolute discretion. If Tenant remains in possession of the Premises or any part after the expiration of the term hereof, without the express written consent of Landlord, such occupancy shall be on all terms of this Lease except on a month-to-month basis and at a rental in the amount of one and one-half times the last monthly Base Rent.
20.    ENTRY BY LANDLORD. Landlord reserves, and shall during normal business hours upon reasonable notice to Tenant (which may be verbal to Tenant’s on-site manager) the right to enter the Premises, inspect the same, and to supply any service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or during the last six months of the term to prospective tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of Rent (so long as Tenant’s access to, and use and enjoyment of, the Premises is not unreasonably interfered with) and may for that purpose in connection with any work to be performed by Landlord under this Lease. Landlord shall not be required to give any notice to Tenant in the event of any emergency, for recurring services (e.g., janitorial) or if Tenant has vacated the Premises. Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby unless caused by gross negligence or willful and wanton acts of Landlord. For each of the aforesaid purposes, Landlord shall, at all times, have and retain a key with which to unlock all of the doors in, upon and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for the gross negligence or willful and wanton conduct of Landlord. Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant shall not change the locks to the Premises without Landlord’s written consent.
21.    RECONSTRUCTION. In the event the Premises, or the Building of which the Premises are a part, are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair the same to substantially the same condition as existed immediately prior to such damage; and this Lease shall remain in full force and effect, except that

Tenant shall be entitled to a proportionate reduction of the Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and the making of such repairs shall materially and adversely interfere with the business carried on by Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of Rent.
In the event the Premises or the Building of which the Premises are a part are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same within one hundred and fifty (150) days of casualty, provided the extent of the destruction be less than ten percent (10%) of the then full replacement cost of the Premises or the Building of which the Premises are a part. In the event the destruction of the Premises or the Building is to an extent greater than ten percent (10%) of the full replacement cost, then Landlord shall have the option: (1) to repair or restore such damage, this Lease continuing in full force and effect, but the Rent to be proportionately reduced as hereinabove in this Paragraph provided; or (2) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by a proportionate amount, based upon the extent, if any, to which such damage materially interfered with the business carried on by Tenant in the Premises, shall be paid up to date of said such termination. Notwithstanding anything to the contrary contained in this paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this paragraph occurs during the last twelve (12) months of the term of this Lease or any extension thereof and in the event of such casualty during the last twelve (12) months of the term of this Lease, and Landlord shall have the right to terminate this Lease by giving written notice to Tenant within thirty (30) days of such casualty.
Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor coverings, partitions, or any other property installed in the Premises by Tenant unless covered by Landlord’s insurance as part of the Building.
Except as otherwise expressly authorized hereunder, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or Tenant’s personal property.
22.    DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:
a.    The vacating or abandonment of the Premises by Tenant, without payment of Rent.
b.    The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, within five (5) days after receipt of written notice that the same is past due.

c.    The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph 22b above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.
d.    The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty [60] days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.
If Landlord is in default in the performance of any obligation under this Lease on the part of Landlord to be performed and such default continues for a period of thirty (30) days after Tenant’s written notice to Landlord specifying the nature of the default, then Tenant may exercise any right or remedy it may possess at law or equity, which is not otherwise waived in this Lease. If the default set forth in Tenant’s notice cannot reasonably be cured within thirty (30) days, then Landlord shall not be deemed to be in default if (i) Landlord notifies Tenant in writing that it will cure the default, (ii) commences to cure the default within such thirty (30)-day period, and (iii) proceeds diligently and in good faith thereafter to cure such default and does cure such default within a reasonable time.
23.    REMEDIES IN DEFAULT. In the event of any Event of Default or other breach by Tenant, Landlord may at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such Event of Default or breach:
a.    Reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this paragraph, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time-to-time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free Rent and alteration and repair of the Premises) as Landlord, in its absolute discretion, may determine and Landlord may collect and receive the Rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any Rent due upon such reletting, but Landlord shall use commercially reasonable efforts to mitigate its damages. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.
b.    If Landlord elects to take possession of the Premises as provided in Paragraph 23a above without terminating the Lease, Tenant shall pay to Landlord (i) the Rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of twenty percent (20%) per annum. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the Rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any Rent concessions will be apportioned over the term of the new lease unless Tenant agrees otherwise. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day;
c.    Give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant’s liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this Paragraph, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of Rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental

Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys’ fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the “Reasonable Rental Value” shall be the amount of rental which Landlord can obtain as Rent for the remaining balance of the term. Landlord agrees to use commercially reasonable efforts to mitigate its damages; or
d.    Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decision of the State of Colorado.
24.    EMINENT DOMAIN. If more than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease by giving written notice to the other party, and Landlord shall be entitled to any and all income, Rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease. If less than twenty-five percent (25%) of the premises is taken, or neither party elects to terminate as herein provided, the rental thereafter to be paid shall be proportionately reduced. If more than ten percent (10%) of the Building other than the Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease by giving thirty (30) days written notice to Tenant and shall be entitled to the entire award as above provided. Tenant shall, however, have the right to pursue a separate claim directly against the condemning authority for any damage suffered as a result of such taking.
25.    ESTOPPEL STATEMENT. Landlord and Tenant shall at any time and from time-to-time, upon not less than ten (10) business days’ prior written notice from the other party, execute, acknowledge, and deliver to the other party a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect); (b) the date to which the rental and other charges are paid in advance, if any; (c) acknowledging that there are not, to Tenant’s or Landlord’s knowledge, as appropriate, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed; and (d) such other items reasonably requested by the other party. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant Estoppel Statement shall be in a commercially-reasonable form as Landlord’s lender may reasonably require.
26.    PARKING. Tenant shall have the right to use in common with other tenants or occupants of the Building the parking facilities of the Building, subject to the Rules and Regulations. Landlord shall have no liability for any damage to property in or about the parking areas and Tenant hereby waives all claims arising in connection therewith, and agrees to indemnify Landlord for any claims arising out of or in connection with Tenant’s use of the Parking Spaces.
27.    AUTHORITY OF PARTIES. Each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or in accordance with the operating agreement, partnership agreement or other governing entity documentation, and that this Lease is binding upon Tenant in accordance with its terms.
28.    GENERAL PROVISIONS.
a.    Waiver. The waiver by Landlord of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of the acceptance of such Rent.
b.    Notices. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing, except the verbal notice by Landlord to Tenant as stated in Paragraph 20. All notices and demands by Landlord to Tenant shall be sent by a) United States Mail, postage prepaid, or b) nationally recognized overnight bonded courier, addressed to Tenant at the address set forth in Paragraph 1 u above, or to such other place as Tenant may, from time-to-time, designate in a notice to Landlord. All notices and demands by Tenant to Landlord shall be sent by a) United States Mail, postage prepaid, or b) nationally recognized overnight bonded courier, addressed to Landlord at the address set forth in Paragraph 1i above, or to such other person or place as Landlord may, from time-to-time, designate in a notice to Tenant. Notice shall be deemed effective on the third (3rd) business day after the date postmarked, if sent by United States Mail, and on the next business day if sent by nationally recognized overnight bonded courier.
c.    Joint Obligation. If there is more than one entity or individual which comprises Tenant under this Lease, then the obligations hereunder imposed upon Tenant shall be joint and several.
d.    Headings and Paragraph Titles. The headings and paragraph titles of this Lease are for reference purposes only and shall have no effect upon the construction or interpretation of any part hereof.
e.    Time. Time is of the essence of this Lease and each and all of its provisions.
f.    Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.
g.    Recordation. Tenant shall not record this Lease or a short form memorandum hereof or any other document which makes reference to this Lease without the prior written consent of Landlord which may be withheld in Landlord’s sole and absolute discretion. Any such recording without Landlord’s consent shall be considered an Event of Default.

h.    Quiet Possession.    Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof against all parties claiming by, through or under Landlord, subject to all the provisions of this Lease.
i.    Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or of a sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a one-time late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.
j.    Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.
k.    Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses, including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys’ fees.
l.    Sale of Premises by Landlord. In the event of any sale of the Building, and assignment of Tenant’s Security Deposit to a purchaser, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.
m.    Subordination, Non-Disturbance and Attornment. Within ten (10) days after request of Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any first mortgage or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.
Tenant will agree to confirm its subordination and attornment pursuant to a commercially-reasonable subordination, non-disturbance and attornment reasonably requested by Landlord’s lender.
n.    Name. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by Tenant in the Premises.
o.    Separability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.
p.    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
q.    Choice of Law. This Lease shall be governed by the laws of the State of Colorado.
r.    Signs and Auctions. Tenant shall not place any sign upon the Premises or Building or conduct any auction thereon without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord agrees to provide to Tenant, at Landlord’s sole cost and expense, Building standard signage on the monument sign for the Building and Building standard directory signage and Building standard suite entry signage during the term of this Lease if and where applicable. Any future modifications to said signage shall be at Tenant’s sole cost and expense.
s.    Landlord’s Liability. The liabilities of the partners or members of Landlord pursuant to this Lease shall be limited to the assets of the partnership or limited liability company, and Tenant, its successors and assigns hereby waive all right to proceed against any of the partners, members, or the officers, shareholders, or directors of any corporate partner of Landlord. The term “Landlord,” as used in this paragraph, shall mean only the owner or owners at the time in question of the fee title or an interest in a ground lease of the Property. Notwithstanding anything to the contrary contained herein, the extent of Landlord’s liability under this Lease shall be limited to the Property (including, without limitation, Landlord’s real property interest therein and interest in rental income therefrom), and Tenant shall not seek any personal liability against Landlord or any of Landlord’s partners or members.
t.    Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of

Landlord and Tenant, Tenant’s use of occupancy of the Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.
u.    Lender/Mortgagees.    This Lease, at Landlord’s option, shall, subject to typical non-disturbance rights in favor of tenant, be subordinate to any mortgage or deed of trust (now or hereafter placed upon the land and the Building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security hereof), including any amendment, modification or restatement of such documents. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination and non-disturbance. Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any holder of a mortgage and/or deed of trust affecting all or any portion of the land and the Building of which the Premises are a part (“Mortgagees”), as hereafter provided. Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. In no event will Landlord, Tenant or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord or Tenant hereunder.
v.    Arbitration. Except for an action to gain possession of the Premises (and any corresponding claim for damages resulting from Tenant’s alleged unlawful detainer) and except as provided below, any and all disputes arising under or related to this Lease which cannot be resolved through negotiations between the parties shall be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, then the dispute shall promptly be submitted to arbitration by a single arbiter through the Judicial Arbiter Group (“JAG”), any successor of the Judicial Arbiter Group, or any similar arbitration provider who can provide a former judge to conduct such arbitration if JAG is no longer in existence, or an arbiter appointed by the court. The arbiter shall be selected by JAG or the court on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbiter shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Boulder, Colorado. The arbitrator shall be bound by the laws of the State of Colorado applicable to the issues involved in the arbitration and all Colorado rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All such discovery shall be completed in accordance with the time limitations prescribed in the Colorado Rules of Civil Procedure, unless otherwise agreed by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension or reduction of time. The arbitrator shall have the power to grant equitable relief where applicable under Colorado law. The arbitrator shall issue a written opinion setting forth her or his decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Paragraph shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.
w.    Financial Statements. Tenant shall provide their most recent annual financial statements, including statements of income and expense and statements of net worth (“financial statements”) within fifteen (15) business days following the written request of Landlord. Landlord may request said annual financial statements no more than twice during any twelve (12) month period. Said financial statements shall be verified as being true and correct and Landlord agrees to keep said financial statements confidential, but may use said annual financial statements for purposes of obtaining financing upon or in connection with the sale of the Property. At the time Landlord requests financial statements from Tenant, Landlord shall advise Tenant if the financial statements will be given to a third party and to whom the financial statements will be submitted and Landlord shall, if requested to do so by Tenant, use commercially reasonable efforts to obtain from such individual or entity a written agreement which shall provide that said financial statements will be and shall remain confidential. If Tenant has not previously submitted the required financial statements to Landlord, within fifteen (15) days after the execution of this Lease, Tenant shall submit to Landlord its most recent financial statements.
x.    Consents and Approvals. Unless otherwise specifically provided herein, any consent or approval to be given under this Lease shall not be unreasonably withheld, conditioned or delayed by either party.
29.    BROKERS. Tenant warrants that it has had no dealings with any real estate brokers or agents in connection with the negotiation of this Lease excepting only the Brokers listed in Paragraph 1 c, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant hereby agrees to indemnify Landlord for any loss or damage, including defense costs, arising out of claims from brokers or other finders other than the Brokers referenced above.
30.    HAZARDOUS MATERIALS AND ENVIRONMENTAL CONSIDERATIONS.
a.    Tenant covenants and agrees that Tenant and its agents, employees, contractors and invitees shall comply with all Hazardous Materials Laws (as hereinafter defined). Without limiting the foregoing, Tenant covenants and agrees that it will not use, generate, store or dispose of, nor permit the use, generation, storage or disposal of Hazardous Materials (as hereinafter defined) on, under or about the Premises, nor will it transport or permit the transportation of Hazardous Materials to or from the Premises, except in strict and full compliance with any applicable Hazardous Materials Laws. Any Hazardous Materials located on the Premises shall be handled in an appropriately controlled environment which shall include the use of such equipment (at Tenant’s expense) as is necessary to meet or exceed standards imposed by any Hazardous Materials Laws and in such a way as not to interfere with any other tenant’s use of its premises. Upon breach of any covenant contained herein, Tenant shall, at Tenant’s sole expense, cure such breach by taking all action prescribed by any applicable Hazardous Materials Laws or by any governmental authority with jurisdiction over such matters.
b.    Tenant shall inform Landlord at any time of (i) any Hazardous Materials it intends to use, generate, handle, store or dispose of, on or about or transport from, the Premises (other than regular office and cleaning supplies) and (ii) of Tenant’s discovery of any event or condition which constitutes a violation of any applicable Hazardous Materials Laws. Tenant shall provide to Landlord copies of all communications to or from any governmental authority or any other party relating to Hazardous Materials affecting the Premises.
c.    Tenant shall indemnify and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses (including without limitation, diminution on value of the Premises, damages for loss or restriction on use of all or part of the Premises, sums paid in settlement of claims, investigation of site conditions, or any cleanup, removal or restoration work required by any federal, state or local governmental agency, attorney’s fees, consultant fees and expert fees) which arise as a result of or in connection with any breach of the foregoing covenants or any other violation contained herein shall also accrue to the benefit of the employees, agents, officers, directors and/or partners of Landlord.
d.    Upon termination of the Lease and/or vacation of the Premises, Tenant shall properly remove all Hazardous Materials and, provided that Landlord reasonably believes that such a report is necessary, shall provide to Landlord an environmental audit report, prepared by a professional consultant satisfactory to Landlord and at Tenant’s sole expense, certifying that the Premises have not been subjected to environmental harm caused by Tenant’s use and occupancy of the Premises. Landlord shall grant to Tenant and its agents or contractors such access to the Premises as is necessary to accomplish such removal and prepare such report.
e.    “Hazardous Materials” shall mean (a) any chemical, material, substance or pollutant which poses a hazard to the Premises or to persons on or about the Premises or would cause a violation of or is regulated by any Hazardous Materials Laws, and (b) any chemical, material or substance defined as or included in the definitions of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “regulated substances”, or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response. Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recover Act, as amended, 42 U.S.C. Sec. 6901, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Sec. 6991 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq., of the Colorado Revised Statutes. “Hazardous Materials Laws” shall mean any federal, state or local laws, ordinances, rules, regulations, or policies (including, but not limited to, those laws specified above) relating to the environment, health and safety or the use, handling, transportation, production, disposal, discharge or storage of Hazardous Materials, or to industrial hygiene or the environmental conditions on, under or about the Premises. Said term shall be deemed to include all such laws as are now in effect or as hereafter amended and all other such laws as may hereafter be enacted or adopted during the term of this Lease.
f.    All obligations of Tenant pursuant to this Section 30 shall survive and continue after the expiration of this Lease or its earlier termination for any reason.
g.    Tenant further covenants and agrees that it shall not install any storage tank (whether above or below ground) on the Premises without obtaining the prior written consent of Landlord, which consent may be conditioned upon further requirements imposed by Landlord with respect to, among other things, compliance by Tenant with any applicable laws, rules, regulations or ordinances and safety measures or financial responsibility requirements.
31.    OPTION TO RENEW. If Tenant is not then in default of the terms, covenants and conditions herein contained, Tenant shall have the option to renew this Lease for two (2) additional terms of three (3) years each. In the event Tenant desires to exercise said option, Tenant shall give written notice of such fact to Landlord not less than six (6) months prior to the expiration of the then current term of this Lease. In the event of such exercise, this Lease shall be deemed to be extended for the additional period on the same terms and conditions; provided however, Landlord shall have the option of increasing Basic Rental to the then existing market rate for similar office space in the Boulder vicinity (such market rate to be determined by the mutual agreement of Landlord and Tenant or by an MAI real estate appraiser with at least 10 years of experience appraising similar properties in Boulder, which appraiser shall be jointly engaged by Landlord and Tenant). Basic monthly rental shall increase three and one-half percent (3.5%) each year commencing the second year of the additional term.
32.    MISCELLANEOUS.
a.    Landlord and Tenant agree to keep the terms and conditions of this Lease confidential, including any proposals and discussions related to this Lease. The foregoing confidentiality obligation shall not apply with respect to the following: (a) information that is publically available; (b) information acquired through a third-party; (c) information required by Landlord or Tenant in connection with an action regarding this Lease; and (d) information required to be disclosed pursuant to court order.
b.    If Tenant is not then in default of the terms, covenants and conditions herein contained, Tenant shall have the right-of-first refusal, subject to any right-of-first refusal existing as of the date of this Lease, to lease any contiguous space in the Building, at such time as Landlord receives an offer from a third party to lease the space. Tenant shall have five (5) business days after receipt of written notice from Landlord of an offer to lease the space from a third party to enter into a modification of this Lease to include the additional space under this Lease and on the same terms and conditions of the third party offer.

c.    Tenant shall be allowed to use up to four (4) bike storage lockers during the term of the lease at no additional costs to Tenant, provided, however, any bike locker user shall be required to make a $100 security deposit when a bike locker key is issued to them.
d.    Tenant acknowledges that Landlord’s Broker Steven Chrisman has an interest in BMC Properties, LLC and Landlord’s Brokers, Steven Chrisman and Susan Chrisman, are Managing Members of BMC Properties, LLC and therefore shall be acting in the capacity of the Landlord as well.
e.    Tenant shall have a one-time right to terminate this Lease, effective on the last day of the 36th month of the Primary Lease Term, by providing six (6) months prior written notice to Landlord and present to Landlord, within thirty (30) days of such notice, a termination fee equal to the unamortized tenant improvement costs and the unamortized brokerage fees, amortized at 8% per annum. In addition, Tenant shall pay two (2) months Base Rent and Additional Rent, at the then current rates.
f.    Notwithstanding anything herein to the contrary, Tenant shall have the right to occupy the Temporary Premises as of September 1, 2016 until such time as the Permanent Premises is Ready for Occupancy. Although the Primary Lease Term shall not commence unless and until Tenant occupies the Permanent Premises as provided herein, the parties shall be subject to the balance of the Lease provisions during Tenant’s occupancy of the Temporary Premises. Tenant shall pay the final month’s Base Rent and Additional Rent on a prorated basis.
(signature page follows)

LANDLORD:	TENANT:
BMC PROPERTIES, LLC	BRICKELL BIOTECH, INC.

By: /s/ Steven P. Chrisman______________	By: /s/ Andrew Sklawer_____________
Steven P. Chrisman Manager 864 W. South Boulder Road, Suite 200 Louisville, Colorado 80027 Tax I.D. 84-1322498	Andrew Sklawer COO 2600 SW 3rd Avenue, Suite 300 Miami, FL 33129 Tax I.D. 270943393

EXHIBIT A
to
Lease

Depiction of Permanent Premises and Space Plan

EXHIBIT A
DEPICTION OF LEASE PREMISES AND SPACE PLAN
PLAN NOTES
KEY NOTES
SUITE 102
OFFICE
STORAGE
LEASE PREMISES
FIRST FLR
Brickell Biotech Tenant Remodel
Boulder, Colorado
Exh A

Exhibit A

EXHIBIT B
to
Lease
Rules and Regulations
1.    No sign, picture, name, notice or other object shall be displayed or affixed on any part of the Premises (including all common areas) which is visible from outside the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Landlord shall have the right to remove any such object without notice and at the expense of Tenant.
2.    Landlord may assign a pro rata share of parking spaces to Tenant, but in no event shall Tenant be assigned any less than ten (10) parking spaces. Tenant, its employees and invitees shall not use parking spaces in the Premises assigned to another tenant.
3.    Sidewalks, corridors, lobbies and stairways in the Premises shall not be used for storage or be obstructed by bicycles or any other objects. Tenant shall not go upon the roof of the Premises or into any mechanical system.
4.    Tenant shall not alter any lock nor install any new or additional locks on any door of the Premises without written consent of Landlord, which consent shall not be unreasonably withheld.
5.    Toilets, urinal and wash bowls shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind shall be thrown therein.
6.    Tenant shall not, without the prior consent of Landlord, not to be unreasonably withheld, overload the floor of the Premises, or mark, glue, drive nails or screws, or cut or drill into the partitions, woodwork, walls, ceilings, floor or doors or in any way deface the Premises.
7.    No furniture, freight or equipment of any kind shall be brought into the Premises without the consent of Landlord, which consent shall not be unreasonably withheld, and all moving shall be done at such times and in such manner as Landlord may designate, so as not to interfere with other tenants. There shall not be used in any space, or in any public hall, any hand trucks except those equipped with rubber tires and side guards.
8.    Tenant shall not permit the Premises to be used in a manner offensive to Landlord or other occupants of the Premises by reason of noise, odors or vibrations, or interfere in any way with other tenants. Tenant shall not discard anything outside of its entrance door or in corridors, lobbies or other common areas unless safely stored in non-combustible containers.
9.    Tenant shall not keep in the Premises any combustible fluid or material, except in very small quantities and by verbal agreement by Landlord, and except typical quantities of office cleaning supplies.
10.    Landlord will direct electricians as to where and how telephone and electrical wires are to be introduced. No boring or cutting of wires will be allowed without the consent of Landlord, which consent shall not be unreasonably withheld.

Exhibit B

11.    No furniture or merchandise will be received in the Premises or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord. Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord. Tenant shall obtain Landlord’s prior approval of moving time. In the event Tenant’s movers damage any part of the Premises, Tenant shall immediately pay to Landlord the amount required to repair damage.
12.    Tenant shall see that the doors of the Premises are closed and locked before leaving the Premises and must observe strict care and caution that all water faucets or water apparatus are entirely shut off, and that the electricity is entirely shut off so as to prevent waste, except as necessary for a medical/surgical practice.
13.    Tenant shall not solicit any occupant of the Premises and shall cooperate to prevent same.
14.    No window shades, blinds, screens or draperies will be attached or detached by Tenant without Landlord’s prior consent, which consent shall not be unreasonably withheld. Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform curtains, draperies and linings at all windows so that the Premises will present a uniform exterior appearance. The blinds shall be of a light color.
15.    Tenant shall furnish chair pads under all chairs or stools in the carpeted areas of the Premises.
16.    Subject to the terms of the Lease, Landlord shall at all times have the right to inspect the Premises.
17.    Bicycles are not allowed in Premises. When they are not being used, they shall be kept either in the bicycle lockers, if any, or in the bicycle racks furnished by Landlord.
18.    Tenant shall have all carpeted areas of the Premises professionally cleaned within five (5) business days after vacating the space.
19.    Cigarette or cigar smoking is allowed only in the outdoor designated smoking areas. SMOKING INSIDE OF BUILDINGS IS NOT ALLOWED. Cigarette/cigar butts are to be disposed of only in the butts bins provided in the designated smoking area.

Exhibit B

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into effective as of the 26” day of August 2016 (the “Effective Date”) by and between BMC PROPERTIES, LLC, a Colorado limited liability company (the “Landlord”), and BRICKELL BIOTECH, INC., a Delaware corporation (the “Tenant”), collectively, the “Parties,” and individually, a “Party.”
Recitals:
WHEREAS, the Parties are each party to that certain August 4, 2016 Lease regarding space within the building (the “Building”) located on that certain real property more particularly described as Lot 3, Flatirons Industrial Park Filing No. 4 Replat, County of Boulder, State of Colorado (the “Lease”);
WHEREAS, capitalized terms not otherwise defined herein shall have the meaning given to such terms by the Lease;
WHEREAS, pursuant to the Lease, the “Temporary Premises” is defined as Suite 110 in the Building (“Suite 110”); and WHEREAS, the Parties desire to: (a) change the Temporary Premises to Suite 105 in the Building, which consists of approximately 4,746 rentable square feet (“Suite 105”); (b) confirm that Tenant’s Pro Rata Share and Rent obligations shall remain unchanged; and (c) amend the Lease to reflect the foregoing and otherwise, all as set forth herein.
Agreement:
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.AMENDMENT TO LEASE.
1.1    The definition of “Temporary Premises” in the Lease is hereby amended so that it refers to Suite 105, rather that Suite 110. Notwithstanding the fact that Suite 105 contains more rentable square footage than Suite 110, the Parties acknowledge and agree that Tenant’s Pro Rata Share with respect to the Temporary Premises and Tenant’s Rent obligations with respect to the Temporary Premises (including, without limitation, Base Rent and Operating Expenses) shall be determined based upon the rentable square footage in Suite 110, and therefore shall not change.
1.2    Section 32(f) of the Lease is hereby amended to include the following:
(a)    Landlord shall provide the Temporary Premises furnished with the prior tenant’s (the “Prior Tenant”) furniture for use by Tenant; and
(b)    Landlord shall use commercially-reasonable efforts to help facilitate the sale to Tenant of some of Prior Tenant’s glass white boards (those boards subject to the sale to be designated by Tenant) for an amount equal to the cost to have such boards removed and the walls of the Temporary Premises patched, which cost Landlord currently estimates will be approximately $800.
2.    ATTORNEYS’ FEES. In the event any action is commenced to enforce the terms of this amendment, the prevailing party in any such action shall be awarded its costs and expenses, including reasonable attorneys’ fees through all appeals, in addition to any other remedy awarded in such action.
3.    EFFECT OF AMENDMENT. Unless otherwise modified pursuant to this amendment, the terms of the lease shall remain of full force and effect. In the event of any conflict between the terms of this amendment and the terms of the balance of the lease, the terms of this amendment shall control.
4.    COUNTERPARTS, FACSIMILE/ELECTRONIC SIGNATURES. This amendment may be executed in any number of counterparts, each of which shall be deemed an original with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile or electronic signatures shall have the same force and effect as original signatures.

EXECUTED by the Parties as of the Effective Date.

LANDLORD:	TENANT:

BMC PROPERTIES, LLC, a	BRICKELL BIOTECH, INC., a
Colorado limited liability company	Delaware corporation

By: /s/ Steven P. Chrisman___________	By: /s/ Andy Sklawer_______________
Steven P. Chrisman, Manager	Andy Sklawer, COO

SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 19th day of January, 2017 by and between BMC PROPERTIES, LLC, a Colorado limited liability company (“Landlord”) and BRICKELL BIOTECH, INC., a Delaware corporation (“Tenant”).
The parties hereto agree to modify that certain August 4, 2016 Lease to which they are both a party, which Lease concerns that certain premises located at 5777 Central Avenue more particularly described in the Lease, as follows:
33.    Paragraph In is modified to read as follows:
n.    “Primary Lease Term.” The tell of the Lease shall commence at 12:01 a.m. on the 1st day of November, 2016 and shall terminate at 12:00 midnight on the 31st day of October, 2021, a term of five (5) years.
34.    Paragraph 4 is modified to read as follows:
RENT. Tenant agrees to pay to Landlord as Base Rent, without prior notice or demand, the following amounts:

Schedule of Base Rent (Permanent Premises):
Month(s)	Monthly Base Rent	Annual Base Rent
November 2016-October 2017	$4,430.42	$53,165.04
November 2017-October 2018	$4,585.48	$55,025.76
November 2018-October 2019	$4,745.97	$56,951.64
November 2019-October 2020	$4,912.08	$58,944.96
November 2020-October 2021	$5,084.00	$61,008.00
Total Base Rent (Permanent Premises):		$285,095.40

Base Rent for the Temporary Premises shall equal $16.50 per rentable square foot, for a monthly Base Rent payment of $3,405.88.
Tenant shall begin to pay the Base Rent on the date the Primary Lease Term commences and thereafter on the first day of each month during the term hereof. Except as provided herein, all Rents shall be paid in advance, without notice, set off, abatement, counterclaim, deduction or diminution, at The Colorado Group, 3434 47th Street, Suite 220, Boulder, Colorado 80301, Attn: Susan Chrisman, or at such place as Landlord, from time-to-time, designates in writing. Tenant shall pay its first installment of Base Rent to Landlord simultaneously with its execution of this Lease. In addition, Tenant shall pay to Landlord Tenant’s Pro Rata Share of Operating Expenses as provided herein and such other charges as are required by the terms of this Lease to be paid by Tenant which shall be referred to herein as “Additional Rent.” Landlord shall have the same rights as to the Additional Rent as it has in the payment of Base Rent. At no time shall Tenant’s Rent obligation be less than the Base Rent amount set forth above.

35.    Tenant hereby acknowledges delivery of possession of the Permanent Premises (as defined in the Lease) on November 1, 2016.
36.    Other than as modified herein, all terms and conditions of the Lease shall remain unchanged.
37.    In the event any action is commenced to enforce the terms of this Amendment or the obligations of the parties pursuant hereto, the prevailing party in any such action shall be awarded its costs and expenses, including reasonable attorneys’ fees through all appeals, in addition to any other remedy awarded in such action.
38.    This Amendment may be executed in counterparts which, when taken together, shall constitute but one and the same document. A facsimile or electronic signature of a party on this Amendment shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the undersigned have executed this document as of the date above written.

LANDLORD:	TENANT:
BMC PROPERTIES, LLC	BRICKELL BIOTECH, INC.

By: /s/ Steven P. Chrismas______________	By: /s/ Andy Sklawer______________
Steven P. Chrisman Manager 864 W. South Boulder Road, Suite 200 Louisville, Colorado 80027 Tax I.D. 84-1322498	Andy Sklawer COO 5777 Central Avenue, Suite 102 Boulder, Colorado 80301 Tax I.D. 27-0943393

THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into as of January 1, 2018 by and between BMC PROPERTIES, LLC, a Colorado limited liability company (herein called “Landlord”), and BRICKELL BIOTECH, INC., a Delaware corporation (herein called “Tenant”).
The parties hereto agree to modify that certain August 4, 2016 Lease (as previously amended) to which they are both a party (“Lease”), which Lease concerns that certain premises located at 5777 Central Avenue as more particularly described in the Lease, as follows:
39.    Paragraph 1s is modified to read as follows:
s.    “Reserve Amount” shall mean a reserve for the replacement of heating, ventilating and air-conditioning unit(s), replacement of the roof, and replacement of the parking lot in the amount of THIRTY THOUSAND AND NO/100’s Dollars ($30,000.00) per annum. The Reserve Amount shall not be used to pay costs related to the maintenance, repair or replacement of any Tenant-specific HVAC or other equipment as described in Paragraph 6c below.
40.    Paragraph 6a(2) is modified to read as follows:
(2)    Except for the costs described in Paragraph 6c below, the cost of general repairs, maintenance and replacements, excluding capital expenditures, made from time-to-time by Landlord to the Property, including costs under mechanical or other maintenance contracts and repairs and replacements of equipment used in connection with such maintenance and repair work.
41.    Paragraph 6c is modified to read as follows:
c.    Notwithstanding anything herein to the contrary, costs for repairs and maintenance of Tenant-specific HVAC equipment or other Tenant-specific equipment required for Tenant’s use of the Premises (e.g. supplemental HVAC unit(s), dedicated air-conditioning unit(s), make-up air unit(s), exhaust fan(s), and humidification system(s)) are not included in the general Operating Expenses for the Building but shall be separately charged to Tenant as costs are incurred by Landlord and shall be paid by Tenant concurrently with Tenant’s payment of Rent after Landlord receives an invoice for such repairs and maintenance. Repairs and maintenance shall include, but are not limited to, the replacement of compressors and motors for the above described Tenant-specific HVAC or other equipment.
4.     Other than as modified herein, all terms and conditions of the Lease shall remain unchanged.
5.    In the event any action is commenced to enforce the terms of this Amendment or the obligations of the parties pursuant hereto, the prevailing party in any such action shall be awarded its costs and expenses, including reasonable attorneys’ fees through all appeals, in addition to any other remedy awarded in such action.
1.    This Amendment may be executed in counterparts which, when taken together, shall constitute but one and the same document. A facsimile or electronic signature of a party on this Amendment shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the undersigned have executed this document as of the date above written.

LANDLORD:	TENANT:
BMC PROPERTIES, LLC	BRICKELL BIOTECH, INC.

By: /s/ Steven P. Christmas ____________	By: /s/ Andy Sklawer_______________
Steven P. Chrisman Manager 864 W. South Boulder Road, Suite 200 Louisville, Colorado 80027 Tax I.D. 84-1322498	Andy Sklawer COO 5777 Central Avenue, Suite 102 Boulder, Colorado 80301 Tax I.D. 27-0943393